EXHIBIT 23.1
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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the reference to our firm under the caption "Experts" in the Prospectus Supplement of CWHEQ, Inc. for the registration of CWHEQ Home Equity Loan Trust, Series 2006-S5, in the registration statement on Form S-3 (No. 333-132375) and to the incorporation by reference therein of our report dated January 23, 2006, with respect to the consolidated financial statements of Financial Guaranty Insurance Company and subsidiaries, appearing in the Form 8-K of CWHEQ, Inc., dated September 26, 2006, filed with the Securities and Exchange Commission.


                                                             /s/ Ernst & Young
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New York, New York
September 26, 2006


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